UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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IDENTIV, INC.

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Q&A Transcript of Investor Conference Call held on June 24, 2026

Operator

At this time, we will be conducting a question-and-answer session. [Operator instructions]

Question And Answer Section

Operator

The first question comes from Jaeson Schmidt with Lake Street Capital. Please proceed.

Jaeson Schmidt

Analyst, Lake Street Capital Markets LLC

Yes. Thanks for taking my questions. I just want to clarify. I know you guys are – have been aware of each other in the market, but curious if you have previously collaborated or worked together on anything.

Kirsten Newquist

Chief Executive Officer & Director, Identiv, Inc.

Yeah. So how Erik and I got to know each other and our two organizations got to know each other was through InPlay. So Trackonomy acquired InPlay, which is the BLE chip provider that we have been working with for a couple of years. So we have several different of our BLE smart label programs that we are working with InPlay. And as that relationship developed and then Trackonomy acquired InPlay, we have started working on new opportunities with Trackonomy as well.

And maybe, Erik, if you have anything to add to that?

Erik Volkerink

Chief Executive Officer, Trackonomy Systems, Inc.

Yeah, totally. I mean, as a pioneer in Bluetooth labels, we’ve been deep into ramping up these kind of products. And so, as we worked closely with Identiv, we were super impressed by the capabilities of the team. And also more and more saw how 1 plus 1 is 3 in the context of having semiconductor chips process technology and our experience sets under the same roof, how that benefits our customers. And we have a bunch of customers that are shared customers.

Jaeson Schmidt

Analyst, Lake Street Capital Markets LLC

Got you. And then, just as a follow-up, with this focus on compliance SaaS, post the close of the transaction, just curious if the pipeline of potential targets has already been building over the past few months or if it’s sort of you’ve identified the sandbox and now we’ll start to kind of build out that list of targets?

Kirsten Newquist

Chief Executive Officer & Director, Identiv, Inc.

Yeah. So we’ve identified the sandbox, and we have a list of targets. And we’ll continue to refine that list of targets as we go out and really proactively have these discussions. But the targets are identified and, obviously, we’ll continue to add to the target list.

Jaeson Schmidt

Analyst, Lake Street Capital Markets LLC

Perfect. Sounds good. Thanks a lot, guys.

Kirsten Newquist

Chief Executive Officer & Director, Identiv, Inc.

Thank you.

Operator

The next question comes from Anthony Stoss with Craig-Hallum. Please proceed.

Anthony Stoss

Analyst, Craig-Hallum Capital Group LLC

Hey, Kirsten. I’m just going to summarize some of the e-mails I received from shareholders post the announcement of this transaction. Why not just shut down everything and return all cash to shareholders is one. I think people are wondering, you spent two years looking for acquisitions, now you’re paying Trackonomy to take away your business, so you have less cash to use for acquisitions and you haven’t been able to make any. So why not just shut down and return all remaining cash to shareholders?

Kirsten Newquist

Chief Executive Officer & Director, Identiv, Inc.

Yeah. Look, I mean, so this is the culmination of a two-year strategic review process that the board and I have gone through. We’re excited about this potential combination. We’re excited about the partnership with Trackonomy. We believe that there’s significant value in the equity by combining the Identiv business with Trackonomy, and we’re actually excited about the go-forward strategy. And we believe strongly that that is the best opportunity for the shareholders. And certainly, we are committed to returning capital as well, as you can see with the $40 million buyback.

James (Jim) Ousley

Chairman, Identiv, Inc.

And this is...

Anthony Stoss

Analyst, Craig-Hallum Capital Group LLC

Got you.

James (Jim) Ousley

Chairman, Identiv, Inc.

...Jim Ousley. And I would add to that that we have been exploring both mergers and acquisitions extensively. So this, we truly believe, has the opportunity to create more value. And the shutdown of a complex business like we had would be very expensive and end up with a lot of complications, both legally, et cetera. So the wind down and just distribute cash did not make sense to us, given we had a better alternative in our mind.

Anthony Stoss

Analyst, Craig-Hallum Capital Group LLC

Okay. I have a question for Erik, if I could. We don’t know much about your business. How large are you? How close might you be to an IPO? So the $50 million of preferred stock would ultimately, be monetized for Identiv shareholders?

Erik Volkerink

Chief Executive Officer, Trackonomy Systems, Inc.

Yeah. I think in the proxy statement, there will be a disclosure of the financials of Trackonomy as well. So I think that that will have the details.

Anthony Stoss

Analyst, Craig-Hallum Capital Group LLC

All right. Thank you.

Operator

Okay. Our next question comes from Craig Ellis with B. Riley. Please proceed.

Craig Ellis

Analyst, B. Riley Securities, Inc.

Yeah. Thanks for taking the question. Kirsten, I’ll start with you. As we think about getting to the transaction close, can you just go into more detail on what specific regulatory approvals are needed along with the shareholder approval you mentioned?

Kirsten Newquist

Chief Executive Officer & Director, Identiv, Inc.

Yeah. So I think the SEC, obviously, will review the transaction, and we expect there’ll be a bit of a process there. But I think outside of that, that’s the only additional regulatory approval that would be required.

Craig Ellis

Analyst, B. Riley Securities, Inc.

And then, the second question, it’s clear that the post-close focus is on regulatory and compliance SaaS. But the question is, what else did you look at before coming to the conclusion that that would be the best opportunity for shareholders, and what is it about that opportunity that leads you and the Trackonomy team feeling like you’re really advantaged there?

Kirsten Newquist

Chief Executive Officer & Director, Identiv, Inc.

Yeah. So I mean, look, we’ve looked at a whole bunch of different options and we really believe in the whole physical AI space, we believe in the BLE smart label and the capabilities there. And this particular industry, so this – kind of this – and this compliance industry and highly regulated field, it is an industry that absolutely could benefit from real-world kind of verifiable data.

Today, a lot of these small SaaS software companies, they literally are just checklists, kind of automated checklists, automated reporting, and they are under a ton of pressure from AI, so there’s actually quite attractive valuations. And they can absolutely benefit from the physical AI, the BLE-generated, RFID-generated data to actually automate the data collection for these software companies, and also provide real, verifiable data into these software companies, which will immediately differentiate them and actually add an additional set of revenue streams and really grow these businesses.

So we’re pretty excited about this opportunity. It’s obviously one that we’ll do in close partnership with Trackonomy. Obviously, Identiv, we have – we’re having the capability around the BLE label, but the Trackonomy solution is a fully already existing automated AI-generated solution that can immediately be able to add this verifiable data to these software companies.

Craig Ellis

Analyst, B. Riley Securities, Inc.

Got it. And then with regards to the post-close acquisition strategy, can you talk about how you and the team are thinking about sizing potential acquisitions? And to what extent is the acquisition strategy a larger deal or two versus going after much smaller businesses and really trying to roll up a lot of smaller entities?

Kirsten Newquist

Chief Executive Officer & Director, Identiv, Inc.

Yeah. So I think what we’ve I think put in the press release is we’re looking for smaller companies initially, so – and, one, to get a couple of acquisitions done relatively quickly, so kind of in the $3 million to $15 million range, and really build up this collective portfolio of SaaS companies that can benefit from the physical AI platform and really be complementary to Trackonomy’s physical AI platform.

Craig Ellis

Analyst, B. Riley Securities, Inc.

Got it. Thank you, Kirsten.

Operator

We have reached the end of the question-and-answer session, and I will now turn the call over to Kirsten for closing remarks.

Kirsten Newquist

Chief Executive Officer & Director, Identiv, Inc.

Thank you. Yeah. So thank you, all, for joining us today. I know there are going to be a lot of questions as we move forward, so I’m looking forward to the discussions and really sharing why we’re excited about this transaction. So thank you, all, for joining.

Operator

This concludes today’s conference and you may disconnect your lines at this time. Thank you for your participation.

Note Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” and similar references to the future. Any statement that is not a historical fact, including statements regarding Identiv’s strategy, opportunities, focus and goals; the expected benefits of the transaction; the terms and conditions related to the transaction, including required stockholder approvals; the expected timing and completion of the transaction; the final amount of Identiv’s expected cash contribution and the anticipated uses thereof; the potential upside from Identiv’s ownership of Trackonomy’s preferred stock, if any; the anticipated strategic partnership between Identiv and Trackonomy, including the parties’ ability to enter into a definitive agreement with respect thereto, the terms thereof, and the expected benefits; Identiv’s beliefs regarding its post-closing go-forward business model, acquisition strategy and ability to identify, complete and integrate acquisitions, on a timely basis or at all; Identiv’s intent to remain listed on Nasdaq; Identiv’s intent to implement changes to its management or organizational structure; and the timing, amount and execution of any stock repurchases, is a forward-looking statement. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, Identiv’s ability to achieve the intended benefits of the definitive strategic partnership agreement once executed; risks related to the value that may be realized from Identiv’s equity interest in Trackonomy, if any; Trackonomy’s ability to integrate the acquired assets and realize anticipated synergies, cost efficiencies and other expected benefits; Identiv’s ability to identify, complete and integrate acquisition opportunities, including delays, or at all; Identiv’s ability to implement changes to its organizational structure; the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval of Identiv’s and Trackonomy’s stockholders are not obtained; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; potential litigation relating to the transaction and the effects of any outcome related thereto; the ability of each party to consummate the transaction on a timely basis, or at all; the failure of the transaction to close for any reason, or in the timeframe currently anticipated; risks that the transaction disrupts current business, plans and operations of Identiv or its business prospects; competitive responses to the transaction; costs, fees or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; Identiv’s ability to continue the momentum in its business until closing; changes to the amount of cash transferred by Identiv pursuant to the transaction agreement; the parties’ ability to negotiate and enter into a definitive agreement contemplated by the strategic partnership framework agreement and the terms thereof; the ability of the expected strategic partnership, related software opportunities or future value-creating opportunities to achieve anticipated benefits; Identiv’s ability to execute its post-closing go-forward business strategy and the success thereof; risks related to the growth of the markets Identiv intends to enter; Identiv’s ability to remain listed on Nasdaq; risks related to the timing, amount and execution of any stock repurchases; diversion of management’s attention from Identiv’s business; the ability of Identiv to retain key personnel; Identiv’s ability to satisfy customer demand and expectations; the loss of customers, suppliers or partners; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and subsequent reports filed with the SEC. All forward-looking statements are based on information available to Identiv as of the date hereof and Identiv undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Identiv intends to file with the SEC a proxy statement on Schedule 14A with respect to its solicitation of proxies for approval of the transaction (the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY IDENTIV AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Identiv free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Identiv are also available free of charge in the “Investors—SEC Filings” section of Identiv’s website at ir.identiv.com/sec-filings.

Participants in the Solicitation

Identiv, its directors, director nominees, and its executive officers are or may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the agreement.

Information about Identiv’s directors and executive officers, including compensation, is set forth in Amendment No. 1 to Identiv’s Annual Report on Form 10-K/A for the year ended December 31, 2025, filed with the SEC on April 29, 2026 (the “Amended Annual Report”), under Part III, Item 10. “Directors, Executive Officers and Corporate Governance” and Part III, Item 11. “Executive Compensation.”

Information about the ownership of common stock by Identiv’s directors and executive officers is set forth in the Amended Annual Report under Part III, Item 12. “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” Any changes to the holdings by the directors and executive officers of Identiv securities reported in the Amended Annual Report have and will be reflected in Forms 3, 4 or 5 to be filed with the SEC, including the Form 4 filed on June 2, 2026, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors—SEC Filings” section of Identiv’s website at ir.identiv.com/sec-filings.

In addition, each of Bleichroeder LP and Bleichroeder Holdings LLC (together, “Bleichroeder”) is or may be deemed to be a “participant” in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the agreement. Information about the ownership of securities of Bleichroeder is set forth under Part III, Item 12. “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the Amended Annual Report and Amendment No. 4 to the Schedule 13D/A filed on March 21, 2025. Any further changes will be reflected in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC.